Exhibit 10.5

ASSIGNMENT AGREEMENT

This AGREEMENT (“Agreement”), dated as of the date set forth below, is by and between Texas South Energy, Inc. (the “Company” or “Texas South”) and James M. Askew (“Askew”).

W I T N E S S E T H:

WHEREAS, the Company is engaged in the oil and gas business;

WHEREAS, Askew owns 5,000,000 shares of GulfSlope Energy, Inc. common stock (“Stock”);

WHEREAS, Askew desires to sell and assign, and the Company desires to purchase and acquire, the Stock on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, it is hereby agreed among the parties hereto as follows:

ARTICLE 1

ASSIGNMENT

Askew hereby sells the Stock to the Company for two hundred sixty-eight thousand dollars ($268,000), free and clear of any and all encumbrances, and does hereby irrevocably constitute and appoint Texas South, as attorney-in-fact, to transfer such Stock on the ownership books and records of GulfSlope Energy, Inc., with full power of substitution in the premises, and to take any all action necessary to effect this assignment.

ARTICLE 2

REPRESENTATIONS BY ASKEW

Askew hereby represents and warrants as follows:

2.1           He is the rightful and true owner of the Stock and has good and marketable title to and the absolute right to sell, assign, and transfer the Stock to Texas South.

2.2           The Stock is free and clear of any liens, encumbrances, restrictions and claims of every kind and character.

2.3           He has not otherwise sold, pledged, assigned or otherwise transferred the Stock, granted any option or right to any third party to purchase the Stock, and there is no contract or any other contractual obligation to which he is subject which prevents him from executing this Assignment or from performing fully his obligations under this Assignment.

2.4           He is an individual residing in the State of Texas and has full power and legal capacity to execute and deliver this Assignment, and to carry out the transactions contemplated hereby.

2.5           His wife, Wendy Askew, is an individual residing in the State of Texas and has full power and legal capacity to execute this Assignment, understanding that by execution of this Assignment, she is conveying to Texas South any community property rights that she may possess in the Stock.

2.6           This Assignment has been duly executed and delivered and constitutes a valid, binding and enforceable obligation.

ARTICLE 3

HOLDING PERIOD

Texas South hereby acknowledges and agrees that its holding period in the Stock for purposes of Rule 144 will commence on the date of this Assignment, as Askew is an affiliate of GulfSlope Energy.

ARTICLE 4

CLOSING

James M. Askew will deliver the Stock with a medallion guarantee no later than March 26, 2014.  Texas South will pay James M. Askew the consideration on or before March 26, 2014.  James M. Askew undertakes and agrees to take all action necessary (now or in the future) to effect the purposes of this Assignment.

ARTICLE 5

MISCELLANEOUS

5.1           This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

5.2           This Agreement shall inure to the benefit of and be binding upon the parties and their respective representatives, successors and assigns.

5.3           Askew acknowledges that upon execution of this Agreement, he has no further interests, claim, right or title whatsoever to the Stock.

5.4           No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each party.

5.5           This Agreement shall be governed by and construed and enforced in accordance with the laws of Texas without giving effect to the conflict of law principles of that state.

5.6           This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

IN WITNESS WHEREOF, the parties hereto have each entered into and executed this Agreement as of the 21st day of March, 2014.

COMPANY:	ASSIGNOR:

TEXAS SOUTH ENERGY, INC.	James M. Askew

By: /s/ James M. Askew	/s/ James M. Askew
Name: James M. Askew
Title: Chief Executive Officer

AGREED TO AND ACKNOWLEDGED BY:

      /s/ Wendy Askew
Wendy Askew